EXHIBIT 99.1

CEDAR REALTY TRUST ANNOUNCES PLAN TO

MITIGATE COVID-19 IMPACT

Port Washington, New York – March 30, 2020 – Cedar Realty Trust, Inc. (NYSE:CDR – “Cedar” or the “Company”) today issued the following statement regarding COVID-19.

During the COVID-19 Pandemic, Cedar remains committed to our employees, tenants and the communities in which we operate as well as safeguarding long-term value for our shareholders. Accordingly, the Company has taken the following steps:

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Increased liquidity by $75 million. Out of an abundance of caution, the Company has drawn $75 million on its revolving credit facility to preserve financial flexibility. After giving effect to this borrowing, the Company has approximately $20 million in remaining borrowing capacity under this facility. The Company’s bank group continues to be highly supportive and the Company has no debt maturities until February 2021.

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Reduction of regular quarterly common dividend to $0.01 per share. Beginning with Q2 2020, the Company’s Board of Directors plans on reducing the quarterly common dividend to $0.01 per share, which will preserve $3.6 million of cash per quarter. The Board of Directors will monitor the Company’s financial performance and adjust the regular quarterly common dividend at a future time when it is determined to be prudent.

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Reducing capital expenditures. The Company has begun taking action to dramatically reduce near-term redevelopment and other non-essential capital expenditures. In addition, construction has been halted in Philadelphia at the direction of the local government.  Accordingly, the Company currently expects that its estimated capital spend in 2020 for its three ongoing mixed-use urban redevelopment projects will be approximately $15 million.

•	Withdrawing 2020 Earnings Guidance. Given the uncertainty of the economic impact of the pandemic to businesses, the Company is withdrawing its previously issued 2020 earnings guidance.

“The Company will carefully monitor this situation and continue to take thoughtful and appropriate steps as it evolves,” said Bruce Schanzer, President and Chief Executive Officer.

About Cedar Realty Trust

Cedar Realty Trust, Inc. is a fully-integrated real estate investment trust which focuses on the ownership, operation and redevelopment of grocery-anchored shopping centers in high-density urban markets from Washington, D.C. to Boston. The Company’s portfolio (excluding properties treated as “held for sale”) comprises 56 properties, with approximately 8.3 million square feet of gross leasable area.

For additional financial and descriptive information on the Company, its operations and its portfolio, please refer to the Company’s website at www.cedarrealtytrust.com.

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Forward-Looking Statements

Statements made in this press release that are not strictly historical are "forward-looking" statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance and outcomes to differ materially from those expressed or implied in forward-looking statements. Factors which could cause actual results to differ materially from current expectations include, among others:  risks related to the impact of COVID-19 on our business and the business of our tenants and the economy generally, adverse general economic conditions in the United States and uncertainty in the credit and retail markets; financing risks, such as the inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability; risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, tenant bankruptcies, adverse impact of internet sales demand, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; risks endemic to real estate and the real estate industry generally; the impact of the Company's level of indebtedness on operating performance; inability of tenants to meet their rent and other lease obligations; adverse impact of new technology and e-commerce developments on the Company's tenants; competitive risk; risks related to the geographic concentration of the Company's properties in the Washington D.C. to Boston corridor; the effects of natural and other disasters; and the inability of the Company to realize anticipated returns from its redevelopment activities. Please refer to the documents filed by Cedar Realty Trust, Inc. with the SEC, specifically the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as it may be updated or supplemented in the Company's Quarterly Reports on Form 10-Q and the Company's other filings with the SEC, which identify additional risk factors that could cause actual results to differ from those contained in forward-looking statements.

Contact Information:

Cedar Realty Trust, Inc.

Philip R. Mays

Executive Vice President, Chief Financial Officer and Treasurer

(516) 944-4572

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